Exhibit 99.1

CENTER FLORENCE, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of September 30, 2021 (Unaudited), December 31, 2020 and 2019	F-3

Consolidated Statements of Operations and Comprehensive (Loss) Income for the Periods Ended September 30, 2021 (Unaudited), Years Ended December 31, 2020 and 2019	F-4

Consolidated Statements of Cash Flows for the Periods ended September 30, 2021 (Unaudited), Years Ended December 31, 2020 and 2019	F-5

Consolidated Statements of Changes in Shareholders’ Equity for the Periods ended September 30, 2021 (Unaudited), Years Ended December 31, 2020 and 2019	F-6

Notes to the Consolidated Financial Statements	F-7 – F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The board of directors and stockholders of

Wave Sync Corp. (“the Registrant”) and Center Florence, Inc. (“the Company”)

Opinion of the Financial Statements

We have audited the accompanying consolidated balance sheets of Center Florence, Inc. and its subsidiaries (the “Company”) as of December 31, 2019 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two year in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2019 and 2020, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has suffered from negative net current assets, recurring net losses, and records an accumulated deficits as of December 31, 2020. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 15. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Related party transactions

As discussed in Note 9 to the consolidated financial statements, the Company has certain related party transactions that involved especially challenging judgment on amounts due from related parties of $1,182,173 and $1,311,667, and amounts due to related parties of $7,302,355 and $7,909,670 as of December 31, 2019 and 2020, respectively. The Company identified related parties on the basis of having common executive officers, directors, shareholders or entities with direct relationship with those parties, and conducted business or non-business transactions with the Company.

We identified management’s assessment of the Company’s identification and recognition of related party transactions as a critical audit matter. Management made judgments to conclude that related parties have common executive officers, directors or shareholders of the Company to conduct business or non-business transactions with the Company.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following, among others: (i) understanding the Company’s policies and procedures for identifying related parties, the nature of the relationships, of the terms and business purposes of the transactions and (ii) inquiring and evaluating the control procedure for identifying related party transactions, their authorizing and approving and their accounting for and disclosing relationship and transaction for related parties in the consolidated financial statements, (iii) performing independent searches of identified counterparties to corroborate the Company’s conclusion of related parties, (iv) identifying and assessing the risks of material misstatement at the financial statements level and the assertion level on related parties transactions whether the Company has properly identified, accounted for and disclosed, (v) evaluating and determining the adequacy and consistency of disclosure and presentation on the related party transactions in the consolidated financial statements.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

We have served as the Company’s auditor since 2021.

Hong Kong, China

February 18, 2022

CENTER FLORENCE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2021 (UNAUDITED), DECEMBER 31, 2020 AND 2019

(Stated in US Dollars)

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$21,789	$44,347	$162,631
Accounts receivable, net of allowance	59,436	18,178	-
Inventory	968	1,456	10,701
Prepaid expenses	101,911	86,528	71,352
Other assets	250	-	-
Due from related parties	1,442,829	1,311,667	1,182,173
Total Current Assets	1,627,183	1,462,176	1,426,857
Non-current assets
Property and Equipment, net	7,954,918	8,052,508	8,054,311
Deferred Tax Assets	-	-	-
Total Assets	$9,582,101	$9,514,684	$9,481,168

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$361,494	$283,210	$101,688
Accrued expenses	22,960	7,678	950
Short-term loans	48,703	72,324	197,546
Security deposits from customers	10,008	10,008	9,508
Other payables	146,577	-	-
Due to related parties	8,052,322	7,909,670	7,302,355
Total Current Liabilities	8,642,064	8,282,890	7,612,047
Non-current liabilities
Long-term loans	1,444,608	1,464,968	1,162,379
Deferred tax liabilities	-	-	-
Total Non-current liabilities	1,444,608	1,464,968	1,162,379
Total Liabilities	$10,086,672	$9,747,858	$8,774,426

Commitment and contingencies

Shareholders’ equity
Common Stock ($0.01 par value, 9,000 shares authorized, 110, 110, 110 and 110 shares issued and outstanding at September 30, 2021, December 31, 2020 and 2019, respectively)	$1	$1	$1
Additional paid in capital	285,651	285,651	285,651
Retained earnings/(accumulated losses)	(790,223)	(518,826)	421,090
Total Shareholders’ Equity/(Deficits)	(504,571)	(233,174)	706,742
Total Liabilities and Shareholders’ Equity	$9,582,101	$9,514,684	$9,481,168

See notes to consolidated financial statements

CENTER FLORENCE, INC.AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (UNAUDITED),

YEARS ENDED DECEMBER 31, 2020 AND 2019

(Stated in US Dollars)

	Nine months Ended September 30, 2021 (Unaudited)	Year Ended December 31, 2020	Year Ended December 31, 2019

Revenue	$1,241,183	$1,298,538	$1,579,067
Cost of revenue	149,791	173,120	282,230
Gross profit	1,091,392	1,125,418	1,296,837

Operating expenses
Selling and marketing expenses	-	-	-
General and administrative expenses	1,395,982	2,206,825	2,424,470
Total Operating expenses	1,395,982	2,206,825	2,424,470
Loss from operations	(304,590)	(1,081,406)	(1,127,633)

Other income (expenses)
Interest income	-	91	53
Interest expense	-	-	-
Other expenses	-	-	-
Other income	33,193	53,800	-
Gain from extinguishment of debt	-	87,600	-
Total other (expenses) income, net	33,193	141,491	53

Loss before income tax expenses	(271,397)	(939,916)	(1,127,580)
Income tax expenses	-	-	-
Net loss	$(271,397)	$(939,916)	$(1,127,580)
Other comprehensive loss
Foreign currency translation gain	-	-	-
Comprehensive loss	$(271,397)	$(939,916)	$(1,127,580)

Weighted average number of shares, basic and diluted	110	110	110
Basic and diluted loss per share	$(2,467.25)	$(8,544.69)	$(10,250.73)

See notes to consolidated financial statements

CENTER FLORENCE, INC.AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (UNAUDITED),

YEARS ENDED DECEMBER 31, 2020 AND 2019

(Stated in US Dollars)

	Nine months ended September 31, 2021 (Unaudited)	Year ended December 31, 2020	Year ended December 31, 2019
Cash flows from operating activities:
Net loss	$(271,397)	$(939,916)	$(1,127,580)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	152,089	121,731	137,994
Changes in operating assets and liabilities:
Accounts receivable	(41,258)	(18,178)	40,400
Inventory	488	9,245	(5,337)
Prepaid expenses	(15,383)	(15,177)	27,353
Security deposits	-	-	-
Other assets	(250)	-	-
Due from related parties	(131,163)	(129,494)	(139,737)
Other assets	-	-	-
Accounts payable	78,284	181,522	(47,689)
Accrued expenses	15,282	6,728	-
Other payables	146,578	-	-
Security deposits from customers	-	500	(6,137)
Due to related parties	142,652	607,315	1,956,754
Tax payable	-	-	-
Net cash (used in)/provided by operating activities	$75,921	$(175,724)	$836,021

Cash flows from investing activities:
Purchases of property and equipment	(54,498)	(119,927)	(980,415)
Net cash (used in)/provided by investing activities	$(54,498)	$(119,927)	$(980,415)

Cash flows from financing activities:
Repayment of bank loans	(43,981)	(125,222)	(416,377)
Proceeds from bank loans	-	302,589	554,760
Net cash provided by/ (used in) financing activities	$(43,981)	$177,367	$138,383
Effect of exchange rate changes on cash	-	-	-
Net increase (decrease) in cash	$(22,558)	$(118,284)	$(6,011)
Cash at beginning of year	44,347	162,631	168,642
Cash at end of year	$21,789	$44,347	$162,631
Supplemental disclosure of cash flow information
Interest received	$-	$-	$-
Interest paid	-	-	-
Income taxes paid	-	-	-
Non- cash financing activities

See notes to the consolidated financial statements

CENTER FLORENCE, INC.AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY/(DEFICIENCY)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 (UNAUDITED)

THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Stated in US Dollars)

				Retained	Accumulated	Total
			Additional	earnings/	other	Shareholders’
	Common Stock		paid-in	(accumulated	comprehensive	Equity/
	Shares	Amount	capital	deficits)	income	(Deficiency)
Balance at January 1, 2019	110	$1	$285,651	$1,548,670	$-	$1,834,322
Net (loss)	-	-	-	(1,127,580)	-	(1,127,580)
Balance as of December 31, 2019	110	$1	$285,651	$421,090	$-	$706,742
Net (loss)	-	-	-	(939,916)	-	(939,916)
Balance as of December 31, 2020	110	$1	$285,651	$(518,826)	$-	$(233,174)
Net (loss) (Unaudited)	-	-	-	(271,397)	-	(271,397)
Balance as of September 30, 2021 (Unaudited)	110	$1	$285,651	$(790,223)	$-	$(504,571)

See notes to the consolidated financial statements

CENTER FLORENCE, INC.AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS

FOR THE PERIOD ENDED SEPTEMBER 30, 2021 (UNAUDITED),

YEARS ENDED DECEMBER 31, 2020 AND 2019

(Stated in US Dollars)

NOTE 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Center Florence, Inc. (the “Company”) was incorporated on March 18, 2021 as a Delaware corporation.

On April 16, 2021, the Company entered into a Securities Exchange Agreement among with among Center St. Louis, LLC (“St. Louis”), a Delaware limited liability company, Royal Park, LLC (“Royal Park”), a South Carolina limited liability company, Florence Development LLC (“Florence”), a Delaware limited liability company (each of St. Louis, Royal Park and Florence, a “Subsidiary” and collectively, the “Subsidiaries”), Center Florence Holding, LLC, a Delaware limited liability company (the “Holdco”), and all of the members of the Subsidiaries (each, a “Member” and collectively, the “Members”).

Pursuant to the Securities Exchange Agreement, each and all of the Members of St. Louis have agreed to transfer all of their respective membership interests (the “St. Louis Membership Interests”) to the Holdco in exchange for the respective membership interests in the Holdco; each and all of the Members of Royal Park have agreed to transfer all of their respective membership interests (the “Royal Park Membership Interests”) to the Holdco in exchange for the respective membership interests in the Holdco; and, the Member of Florence has agreed to transfer all of its membership interest (the “Florence Membership Interests”) to the Holdco in exchange for the respective membership interests in the Holdco. In connection with above transaction, Holdco has agreed to contribute and transfer each and all of the St. Louis Membership Interests, Royal Park Membership Interests and Florence Membership Interests (collectively, the “Transferred Membership Interests”) to the Company in exchange for one hundred (100) shares of the Company’s common stock to be issued by the Company, resulting in the Holdco owning 100% of the Parent’s common shares, issued and outstanding.

The consolidated financial statements were prepared assuming that the Company has controlled Subsidiaries: St Louis, Royal Park and Florence from the first period presented. The transactions detailed above have been accounted for as reverse takeover transactions and are capitalization of the Company, including the conversion of the convertible promissory note; accordingly, the Company (the legal acquirer) is considered the accounting acquiree and Subsidiaries (the legal acquirees) are considered the accounting acquirer. No goodwill has been recorded. As a result of this transaction, the Company is deemed to be a continuation of the business of St Louis, Royal Park and Florence.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

B. Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

C. Principles of Consolidation

The consolidated financial statements include the financial statements of all the subsidiaries of the Company. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries for which the Company is the primary beneficiary. All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of those wholly-owned subsidiaries.

As of September 30, 2021, December 31, 2020 and 2019, the detailed identities of the consolidated subsidiaries are as follows:

Name of Company	Place of incorporation	Equity interest %	Issued and outstanding share capital
Center St. Louis LLC (“St. Louis”)	Delaware	100%	$1,000
Royal Park, LLC (“Royal Park”)	South Carolina	100%	1,000
Florence Development, LLC. (“Florence”)	Delaware	100%	1,000

D. Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, impairment, inventory allowance, taxes and contingencies.

E. Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

F. Cash and cash equivalents

The Company classifies the following instruments as cash and cash equivalents: cash on hand, unrestricted bank deposits, and all highly liquid investments purchased with original maturities of three months or less.

G. Accounts receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

H. Other receivables

Other receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

I. Inventories

Inventories are stated at the lower of cost and net realizable value, with cost determined on a first-in-first-out (FIFO) basis. Write-down of potential obsolete or slow moving inventories is recorded based on management’s assumptions about future demands and market conditions.

J. Property, plant and equipment

Lands are carried at cost and no depreciation is provided.

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method with no salvage value. Estimated useful lives of the plant and equipment are as follows:

Building and improvement	15-40 years
Furniture and equipment	7-28 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

K. Accounting for the Impairment of Long-lived assets

The long-lived assets held by the Company are reviewed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 360-10-35, “Accounting for the Impairment or Disposal of Long-Lived Assets,” for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Impairment is present if carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company believes no impairment has occurred to its assets during 2020 and 2019.

L. Income taxes

The Company uses the accrual method of accounting to determine income taxes for the year. The Company has implemented FASB ASC 740 Accounting for Income Taxes. Income tax liabilities computed according to the United States tax laws provide for the tax effects of transactions reported in the financial statements and consists of taxes currently due, plus deferred taxes, related primarily to differences arising from the recognition of expenses related to the depreciation of plant and equipment, amortization of intangible assets, and provisions for doubtful accounts between financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes.

A valuation allowance is recognized for deferred tax assets if it is more likely than not, that the deferred tax assets will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

M. Operating leases

Prior to the adoption of ASC 842 on January 1, 2019:

Leases, mainly leases of factory buildings, offices and employee dormitories, where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are recognized as an expense on a straight-line basis over the lease term. The Company had no finance leases for any of the periods stated herein.

Upon and hereafter the adoption of ASC 842 on January 1, 2019:

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

N. Foreign currency translation

The accompanying financial statements are presented in United States dollars (USD). The functional currency of the Company is the USD.

O. Revenue recognition

The Company recognizes services revenue when the following criteria have been met: 1.) it has agreed and entered into a contract for service with it customers, 2.) the contract has set forth a fixed fee for the services to be rendered, 3.) the Company has fully rendered service to its customers, and there are no additional obligations that exist that under the terms of the contract that the Company has not fulfilled, and 4.) the Company has either received payment, or reasonably expects payment from the customer in accordance to the payment terms set forth in the contract.

P. Earnings per share

Basic earnings per share is computed on the basis of the weighted average number of common stock outstanding during the period. Diluted earnings per share is computed on the basis of the weighted average number of common stock and common stock equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Dilution is computed by applying the treasury stock method for options and warrants. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Q. Comprehensive loss

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company presents components of comprehensive income with equal prominence to other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

R. Subsequent events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

S. Fair Value of Financial Instruments

ASC 825, Financial Instruments, requires that the Company discloses estimated fair values of financial instruments. The carrying amounts reported in the balance sheets for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company applies the provisions of ASC 820-10, Fair Value Measurements and Disclosures. ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash and cash equivalents, loan receivables and short-term bank loans, the carrying amounts approximate fair value due to their relatively short maturities. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

The following tables present the Company’s financial assets and liabilities at fair value in accordance to ASC 820-10

As of September 30, 2021 (Unaudited):

	Quoted in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Financial assets:
Cash	$21,789	$-	$-	$21,789
Total financial assets	$21,789	$-	$-	$21,789

As of December 31, 2020:

	Quoted in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Financial assets:
Cash	$44,347	$-	$-	$44,347
Total financial assets	$44,347	$-	$-	$44,347

As of December 31, 2019:

	Quoted in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Financial assets:
Cash	$162,631	$-	$-	$162,631
Total financial assets	$162,631	$-	$-	$162,631

T. Jobs Act accounting election

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, the financial statements may not be comparable to companies that comply with public company effective dates.

U. Recently issued accounting standards

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments”, which will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The standard did not have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, “Intangibles — Goodwill and Other (Topic 350): simplifying the test for goodwill impairment”, the guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not the difference between the fair value and carrying amount of goodwill which was the step 2 test before. The ASU should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The standard did not have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Changes to the Disclosure Requirements for Fair Value Measurement.” This standard eliminates the current requirement to disclose the amount or reason for transfers between level 1 and level 2 of the fair value hierarchy and the requirement to disclose the valuation methodology for level 3 fair value measurements. The standard includes additional disclosure requirements for level 3 fair value measurements, including the requirement to disclose the changes in unrealized gains and losses in other comprehensive income during the period and permits the disclosure of other relevant quantitative information for certain unobservable inputs. The new guidance is effective for interim and annual periods beginning after December 15, 2019. The standard did not have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, “Internal-Use Software — Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement.” This ASU aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement service contract with the guidance to capitalize implementation costs of internal use software. The ASU also requires that the costs for implementation activities during the application development phase be capitalized in a hosting arrangement service contract, and costs during the preliminary and post implementation phase are expensed. The new guidance is effective for interim and annual periods beginning after December 15, 2019. The standard did not have a material impact on our consolidated financial statements.

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities, (“ASU 2018-17”). ASU 2018-17 requires reporting entities to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety for determining whether a decision-making fee is a variable interest. The standard is effective for all entities for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. Entities are required to apply the amendments in ASU 2018-17 retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. The standard did not have a material impact on our consolidated financial statements

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, (“ASU 2019-04”). ASU 2019-04 clarifies and improves areas of guidance related to the recently issued standards on credit losses (ASU 2016-13), hedging (ASU 2017-12), and recognition and measurement of financial instruments (ASU 2016-01). The amendments generally have the same effective dates as their related standards. If already adopted, the amendments of ASU 2016-01 and ASU 2016-13 are effective for fiscal years beginning after December 15, 2019 and the amendments of ASU 2017-12 are effective as of the beginning of the Company’s next annual reporting period; early adoption is permitted. The standard did not have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. ASU 2019-12 will be effective for the Company in the first quarter of 2021. The Company does not expect the adoption of the new accounting rules to have a material impact on the Company’s financial condition, results of operations, cash flows or disclosures.

In March 2020, the FASB issued ASU 2020-03, Codification Improvements to Financial Instruments, (“ASU 2020-03”). ASU 2020-03 improves various financial instruments topics, including the CECL Standard. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The amendments related to Issue 1, Issue 2, Issue 4 and Issue 5 were effective upon issuance of ASU 2020-03. The amendments related to Issue 3, Issue 6 and Issue 7 were effective for the Company beginning on January 1, 2020. The Company does not anticipate that the adoption of the new standard will have a material effect on its consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU 2020-04 provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform. The amendments in this standard can be applied anytime between the first quarter of 2020 and the fourth quarter of 2022. The Company is currently in the process of evaluating the impact of adoption of the new rules on the Company’s financial condition, results of operations, cash flows and disclosures.

Other than the above, management does not believe that any of the recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

V. Going Concern

The Company has suffered from losses from operation and accumulated deficits. It’s net loss for the nine months ended September 30, 2021, years ended December 31, 2020 and 2019 were $271,397, $939,916 and $1,127,580, respectively, and the accumulated losses as of September 30, 2021 and December 31, 2020 were $790,223, $518,826, respectively. As of September 30, 2021, December 31, 2020 and 2019, the Company has cash and cash equivalents of $21,789, $44,347 and $162,631, respectively and net cash generated from (used in) operating activities during the nine months ended September 30, 2021, the years ended December 31, 2020 and 2019 were $75,921, $(175,724) and $836,021, respectively. The Company comes to have insufficient cash flows generated from operations and provided for development. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company intends to fund operations through debt and equity financing arrangements. The ability of the Company to survive is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings, disposal of portion of land and related party loans.

NOTE 3. CASH AND CASH EQUIVALENTS

Cash consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

Cash on hand	$7,135	$8,079	$1,820
Cash in banks	14,654	36,268	160,811
Total cash	$21,789	$44,347	$162,631

NOTE 4. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

Accounts receivable	$59,436	$18,178	$-
Less: allowance	-	-	-
Less: impairment	-	-	-
Accounts receivable, net	$59,436	$18,178	$-

NOTE 5. INVENTORY

Inventory consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

Consumable store	$968	$1,456	$10,701
Total	$968	$1,456	$10,701

NOTE 6. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

Land	$6,145,940	$6,145,940	$6,088,671
Building and improvement	2,769,632	2,759,684	2,908,288
Furniture and equipment	339,849	433,476	222,213
Total property and equipment	$9,255,421	$9,339,100	$9,219,172
Less: accumulated depreciation	(1,300,503)	(1,286,592)	(1,164,861)
Less: impairment	-	-	-
Property, plant and equipment, net	$7,954,918	$8,052,508	$8,054,311

Depreciation expense was $152,089, $121,731 and $137,994, respectively for the nine months ended September 30, 2021, for the years ended December 31, 2020 and 2019.

NOTE 7. SHORT-TERM LOANS

Principal of short-term loans consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

7.00% bank loan, originally due July 15, 2020, but extended to December 31, 2022	$48,703	$72,324	$151,977
5.25% bank loan, due July 15, 2020	-	-	45,569
Total	$48,703	$72,324	$197,546

NOTE 8. LONG-TERM LOAN

Principal of long-term loans consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

6.00% bank loan, due April 10, 2024	$1,144,708	$1,165,068	$1,162,379
3.75% U.S federal government SBA loan, due June 27, 2030	149,900	149,900	-
3.75% U.S. federal government SBA loan, due June 27, 2030	150,000	150,000	-
Total	$1,444,608	$1,464,968	$1,162,379

NOTE 9. RELATED PARTY TRANSACTIONS

Amounts due from related parties

Amounts due from related parties consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

John Sun	$1,442,829	$1,302,135	$1,165,080
Total	$1,442,829	$1,302,135	$1,165,080

Amounts due from related parties were amounts due from ultimate shareholder, being interest free, unsecured and repayable on demand.

Amounts due from holding company consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

Center Florence Holding LLC	$-	$9,532	$17,093
Total	$-	$9,532	$17,093

Amounts due from holding company was amounts due from holding company, being interest free, unsecured and repayable on demand.

Amounts due to related parties

Amounts due to related parties consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

John Sun	$3,924,008	$3,846,141	$3,617,052
Yong Liu	1,108,658	1,099,576	891,576
Larry Wu	1,097,884	1,052,641	891,641
Total	$6,130,550	$5,998,358	$5,400,269

Amounts due to related parties were amounts due to ultimate shareholders, being interest free, unsecured and repayable on demand.

Amounts due to holding company

Amounts due to holding company consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

Center Florence Holding LLC	$1,921,772	$1,911,312	$1,902,086
Total	$1,921,772	$1,911,312	$1,902,086

Amounts due to holding company was amounts due to holding company, being interest free, unsecured and repayable on demand.

NOTE 10. Taxation

a)	Corporate Income Taxes

The Company was incorporated in the United States of America (“USA”). The Company did not generate any taxable income from its operations for the period ended September 30, 2021, for the years ended December 31, 2020 and 2019.

The Company was incorporated in the United States (“USA”) and subject to taxes in the United States. The Company did not generate any taxable income from its operations for the period ended September 30, 2021, for the years ended December 31, 2020 and 2019. The Company has evaluated their respective income tax positions and has determined that they do not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through their income tax expense.

The Company is subject to franchise tax filing requirements in the State of Delaware.

The components of the income tax expense are as follows:

	For the nine months ended September 30, 2021 (Unaudited)	For the year ended December 31, 2020	For the year ended December 31, 2019

Current	$-	$-	$-
Deferred	-	-	-
Total	$-	$-	$-

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax, and penalties are classified in selling, general and administrative expenses in the statements of operations. For the period ended September 30, 2021, years ended December 31, 2020 and 2019, the Company had no unrecognized tax benefits and related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions.

b)	Deferred Taxes

Deferred income tax benefits arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in the future. In evaluating the Company’s ability to recover the deferred tax assets, the management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies, and results of recent operations. In projecting future taxable income, the Company begins with historical results adjusted for the results of discontinued operations and incorporate assumptions about the amount of future state, federal, and foreign pretax operating income adjusted for items that do not have tax consequences. The assumptions about future taxable income require the use of significant judgment and are consistent with the plans and estimates that the Company is using to manage the underlying businesses. As of September 30, 2021, December 31, 2020 and 2019, management was uncertain as to whether or not the Company would be able to utilize the potential deferred tax assets arising from net operating losses’ since the Company is not currently generating any revenue; accordingly, the Company has not recognized a deferred tax asset.

c)	Taxes Payable

Taxes payable consisted of the following:

	As of September 30, 2021 (Unaudited)	As of December 31, 2020	As of December 31, 2019

Corporate income tax payable	$-	$-	$-
Other surtaxes payable	-	-	-
Total	$-	$-	$-

NOTE 11. STOCKHOLDERS’ EQUITY

Common stock

As of September 30, 2021, December 31, 2020 and 2019, the Company had 9,000 shares of common stock authorized, with 110 shares issued and outstanding at par value of $0.01 per share.

Preferred stock

As of September 30, 2021, December 31, 2020 and 2019, the Company had 1,000 shares of preferred stock authorized, with no share issued and outstanding at par value of $0.01 per share.

NOTE 12. LOSS PER SHARE

The following table presents a reconciliation of basic and diluted earnings per share:

	For the nine months ended September 30, 2021 (Unaudited)	For the year ended December 31, 2020	For the year ended December 31, 2019
Numerator:
Net loss	$(271,397)	$(939,916)	$(1,127,580)
Denominator:
Weighted average number of common stock outstanding - basic and diluted	110	110	110
Loss per share – Basic and diluted:	$(2,467.25)	$(8,544.69)	$(10,250.73)

NOTE 13. CONCENTRATION OF RISK

a)	Major Customer

The Company had certain customers who represented 10% or more of the Company’s total sales. For the period ended September 30, 2021, years ended December 31, 2020 and 2019, the Company had one customer contributes for 10% or more of the Company’s total sales.

b)	Major Vendors and Accounts Payable

The Company had certain vendors who represented 10% or more of the Company’s total cost of sales or expenses, or whose accounts payable balances individually represented 10% or more of the Company’s total accounts payable. For the period ended September 30, 2021, years ended December 31, 2020 and 2019, there was no concentration in any specific vendor.

c)	Credit Risk

The Company maintained cash balances at several financial institutions located in the United States. Accounts located in the United States are insured by the Federal Deposit Insurance Corporation up to $100,000.

NOTE 14. SIGNIFICANT EVENTS

In December 2019, there was an outbreak of the novel coronavirus (COVID-19) in China that has since spread to many other regions of the world. The outbreak was subsequently labeled as a global pandemic by the World Health Organization in March 2020. It is anticipated that the COVID-19 outbreak may ultimately have a material adverse impact on the Company’s results of operations, financial position and cash flow in 2020 including, but not limited to:

Transportation delays and cost increases, more extensive travel restrictions, closures or disruptions of businesses and facilities or social, economic, political or labor instability in the affected areas, may impact the Company’s customers’ operations. Customers may not be able to repay their loans on time due to lack of capital.

The extent of the impact of COVID-19 on the Company’s operations and financial results depends on future developments and is highly uncertain due to the unknown duration and severity of the outbreak. The situation is changing rapidly and future impacts may materialize that are not yet known. The Company continues to monitor the situation closely and may implement further measures to provide additional financial flexibility and improve the Company’s cash position and liquidity.

NOTE 15. GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of December 31, 2020, the Company has suffered from negative net current assets, recurring net losses and records an accumulated deficit of $518,826. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company intends to fund operations through debt and equity financing arrangements.

The ability of the Company to survive is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings, disposal of portion of land and related party loans.

No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE 16. SUBSEQUENT EVENTS

On November 18, 2021, Wave Sync Corp. (“WAVE”) entered into a Share Purchase/Exchange Agreement (the “Agreement”) with Center Florence Holding LLC (the “Parent”) and the Company, a wholly-owned subsidiary of the Parent. Under the Agreement, Parent will sell and transfer one hundred percent (100%) of its shares in the Company to WAVE in exchange for four million six hundred thousand (4,600,000) shares (twenty-three million (23,000,000) shares before WAVE performed the 5 to 1 reverse stock split on November 1, 2021) (the “Exchange Shares”) of WAVE’s common stock (the “Common Stock”), par value $0.001 per share, at an agreed price of $4.00 per share of the Common Stock for a total valuation of $18,400,000 of the Company. On December 1, 2021, the share exchange transaction was closed and the Company being wholly-owned subsidiary of WAVE.

Except for the above mentioned matters, no other material events are required to be adjusted or disclosed as of the report date of the consolidated financial statements.